UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 26, 2007

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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INFORMATION TO BE INCLUDED IN REPORT

Item 2.02.	Results of Operations and Financial Condition

On January 26, 2007, registrant issued a press release entitled “Halliburton Announces Full Year and Fourth Quarter Results.”

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES FULL YEAR AND FOURTH QUARTER RESULTS
$2.16 2006 earnings per diluted share from continuing operations and
$0.65 fourth quarter 2006 earnings per diluted share from continuing operations

HOUSTON, Texas - Halliburton (NYSE:HAL) announced today that revenue was $22.6 billion for the full year 2006, an increase of 12% from the full year 2005, and operating income was $3.5 billion, an increase of 33% from the full year 2005. Income from continuing operations for the full year of 2006 was $2.3 billion, or $2.16 per diluted share, compared to 2005 income from continuing operations of $2.3 billion, or $2.24 per diluted share, as significant tax benefits were recorded in 2005.

Net income in 2006 was $2.3 billion, or $2.23 per diluted share, compared to 2005 net income of $2.4 billion, or $2.27 per diluted share. Net income in 2006 included $76 million, or $0.07 per diluted share, in after-tax income from discontinued operations related primarily to the gain on the sale of KBR’s Production Services Group. Income from discontinued operations in 2005 was $31 million, or $0.03 per diluted share, related primarily to KBR’s Production Services Group operating results.

In the fourth quarter of 2006, income from continuing operations was $667 million, or $0.65 per diluted share. This compares to income from continuing operations of $1.1 billion, or $1.03 per diluted share, in the fourth quarter of 2005. The fourth quarter of 2005 included $540 million, or $0.51 per diluted share, of income related to a reduction in a deferred tax asset valuation allowance. Net income in the fourth quarter of 2006 was $658 million, or $0.64 per diluted share, compared to net income in the fourth quarter of 2005 of $1.1 billion, or $1.04 per diluted share.

Revenue in the fourth quarter of 2006 was $6.0 billion, up 8% from the fourth quarter of 2005. This increase was largely attributable to higher activity in the Energy Services Group (ESG), particularly in the United States and Europe/Africa/CIS, partially offset by lower revenue in KBR, primarily due to decreased activity on government services projects for the United States military.

Operating income was $1.0 billion in the fourth quarter of 2006 compared to $766 million in the fourth quarter of 2005. Operating income in the fourth quarter of 2006 was positively impacted by a $48 million gain on the sale of lift boats in West Africa and the North Sea. Operating income for the fourth quarter of 2005 included a $24 million gain related to a patent infringement case settlement.

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Halliburton/Page 2

“For Halliburton, 2006 was an exciting year as the oilfield experienced exceptional growth in energy services. The ESG benefited from strong global demand, resulting in record revenue, operating income, and operating income margins for 2006. Although we experienced weather-related activity decreases and holiday impacts in the United States during the fourth quarter, we expect demand for our services to remain strong throughout 2007. We will continue to invest in equipment and infrastructure, with a focus on international growth in areas such as the Middle East, Africa, and Asia,” said Dave Lesar, chairman, president, and chief executive officer of Halliburton. “KBR had its Initial Public Offering last November and is off to a great start as a public company. We anticipate completing the separation of KBR from Halliburton within the next three months.”

2006 Fourth Quarter Segment Results

Energy Services Group

ESG posted record revenue of $3.5 billion in the fourth quarter of 2006, a $661 million or 23% increase over the fourth quarter of 2005. ESG posted operating income of $959 million, up $281 million or 41% from the same period in the prior year. ESG’s operating margin was 27.3% during the fourth quarter of 2006, a 350 basis point improvement from the fourth quarter of 2005. Included in the fourth quarter of 2006 operating results was the $48 million gain on sale of the lift boats. The fourth quarter of 2006 results also included $38 million for business interruption resulting from the 2005 Gulf of Mexico hurricanes, offset by activity declines in the western United States due to severe winter weather and holidays.

Production Optimization posted operating income in the fourth quarter of 2006 of $443 million, including the lift boat gains, an increase of $149 million or 51% over the fourth quarter of 2005. Production Enhancement services operating income grew 27%, driven by strong demand for well stimulation services, improved pricing, high equipment utilization in the United States, and increased activity in Asia. Results were partially offset by United States weather-related activity decreases and higher holiday impacts during the fourth quarter of 2006, and decreased activity in Canada. Completion Tools operating income improved 55% over the prior year fourth quarter, with improvements in all regions.

Fluid Systems operating income for the fourth quarter of 2006 was $209 million, a $52 million or 33% increase over the fourth quarter of 2005. Fourth quarter of 2006 results were positively impacted by insurance proceeds related to the 2005 Gulf of Mexico hurricanes, partially offset by increased start-up costs for new Eastern Hemisphere contracts. Cementing services operating income increased due to strength in the United States land, recovery of Gulf of Mexico, and increased rig activity in Africa.

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Halliburton/Page 3

Drilling and Formation Evaluation posted record operating income for the fourth quarter of 2006 of $230 million, a $69 million or 43% increase over the prior year fourth quarter. Operating income in the fourth quarter of 2005 included a $24 million gain related to a patent infringement case settlement. Sperry Drilling Services operating income increased 72% with improvement in all regions, led by increased activity in Europe, Africa, and the Middle East. Sperry’s Geo-Pilot® and GeoTap® technologies continued to show solid revenue growth over the prior year quarter. Wireline and Perforating Services operating income increased 56% due to increased activity, pricing, and improved asset utilization in the United States, Latin America, Africa, and Asia Pacific. Security DBS Drill Bits operating income was positively impacted by increased sales in all regions, reflecting improved fixed cutter bit activity.

Digital and Consulting Solutions posted record operating income in the fourth quarter of 2006 of $77 million, an increase of $11 million or 17% compared to the prior year quarter, driven by strong international software sales and consulting services.

KBR

KBR revenue for the fourth quarter of 2006 was $2.5 billion compared to $2.7 billion in the fourth quarter of 2005. Operating income for the fourth quarter of 2006 was $120 million compared to operating income of $108 million in the prior year fourth quarter.

Energy and Chemicals posted operating income of $59 million in the fourth quarter of 2006 compared to $54 million in the fourth quarter of 2005. Significant contributors to fourth quarter of 2006 results were a gas-to-liquids project in Qatar, liquefied natural gas projects in Nigeria, Indonesia, and Yemen, and an ammonia plant in Egypt.

Government and Infrastructure operating income for the fourth quarter of 2006 was $61 million, compared to $54 million in the fourth quarter of 2005. The increase was attributable to higher income related to the DML shipyard, which was offset partially by a $12 million loss on an embassy project for the U.S. State Department in Macedonia.

Corporate

Under the common stock repurchase program, the company repurchased 8.6 million shares at an average price of $32.69 per share, for approximately $280 million in the fourth quarter of 2006. Approximately 40 million shares at an average price of $32.93 per share have been repurchased since the commencement of the program in March 2006.

Technology and Significant Achievements

Energy Services Group new contract awards and technologies:

•
Landmark announced a new visual cataloging and tapeless archiving solution designed to simplify and accelerate data archival and retrieval. The solution tightly integrates Landmark’s industry-leading reporting tool Corporate Data Archiver™ software with the purpose built, software-driven EMC Centera™ content-addressed storage system to provide instant retrievability of archived data.

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Halliburton/Page 4

—
Halliburton’s Energy Services Group has been awarded a $59 million contract by Rosneft-YNG for the provision of hydraulic fracturing services on the Right Bank of the Priobskoye field in Siberia. The scope of work includes providing services for 327 wells. Halliburton will execute the project in 2007 from its base in Poikovo, Nefteyugansk.

—
Halliburton’s Energy Services Group has been awarded a multi-services contract, valued at approximately $100 million over three years, by TNK-BP for work in the Tyumen region of Russia. The contract also has the option for three additional one-year periods. The Energy Services Group will be providing drilling fluids, waste management services, cementing, drill bits, directional drilling, and logging-while-drilling services for the Uvat development, which is expected to begin in the second quarter of 2007.

—
Halliburton’s Drilling and Formation Evaluation segment has entered into a definitive agreement to acquire all intellectual property, current assets, and existing wireline services business associated with Calgary-based Ultraline Services Corporation, a division of Savanna Energy Services Corp. (TSX: SVY) for approximately $177 million, subject to adjustments for working capital purposes.

—
Sperry Drilling Services and IntelliServ Inc., a wholly owned subsidiary of Grant Prideco (NYSE: GRP), have interfaced their technologies and successfully tested a system using The IntelliServ® Network drill string telemetry to transfer data and information generated by downhole drilling and formation evaluation tools to the surface in real time, at rates up to 10,000 times faster than those available today. Halliburton and IntelliServ Inc. have entered into an agreement to globally market and deploy their respective technologies to joint customers.

—
Halliburton’s Production Optimization segment has been awarded a contract by Pemex valued at $73 million to provide stimulation services in the Bay of Campeche, Mexico. The stimulation services to be supplied by Halliburton are acidizing, acid fracturing, water control, and nitrogen services.

KBR announcements:

—
KBR announced that it has closed its initial public offering of 32,016,000 shares of common stock at a price of $17.00 per share. The number of shares of common stock issued at closing included 4,176,000 shares for the underwriters’ over-allotment option.  KBR received approximately $508 million of proceeds from the offering, net of underwriting fees and estimated expenses.

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Halliburton/Page 5

Halliburton, founded in 1919, is one of the world’s largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services Group and KBR. The company’s World Wide Web site can be accessed at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: consequences of audits and investigations of the company by domestic and foreign government agencies and legislative bodies and related publicity; potential adverse proceedings by such agencies; contract disputes with the company’s customers; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to radioactive sources, explosives, and chemicals; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; unsettled political conditions, war, and the effects of terrorism, foreign operations, and foreign exchange rates and controls; weather-related issues including the effects of hurricanes and tropical storms; changes in capital spending by, and claims negotiations with, customers; changes in the demand for or price of oil and/or natural gas, structural changes in the industries in which the company operates, and performance of fixed-fee projects; the development and installation of financial systems; increased competition for employees; availability of raw materials; and integration of acquired businesses, operations of joint ventures, and completion of planned dispositions. Halliburton's Form 10-K for the year ended December 31, 2005, Form 10-Q for the period ended September 30, 2006, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect the business, results of operations, and financial condition. Risk factors specific to KBR are discussed in the final prospectus for its initial public offering dated November 15, 2006. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended December 31		Three Months Ended September 30
	2006	2005	2006
Revenue:
Production Optimization	$1,454	$1,153	$1,418
Fluid Systems	964	777	928
Drilling and Formation Evaluation	877	693	845
Digital and Consulting Solutions	214	225	201
Total Energy Services Group	3,509	2,848	3,392
Energy and Chemicals	686	595	601
Government and Infrastructure	1,821	2,129	1,838
Total KBR	2,507	2,724	2,439
Total revenue	$6,016	$5,572	$5,831
Operating income (loss):
Production Optimization	$443	$294	$406
Fluid Systems	209	157	211
Drilling and Formation Evaluation	230	161	227
Digital and Consulting Solutions	77	66	62
Total Energy Services Group	959	678	906
Energy and Chemicals	59	54	45
Government and Infrastructure	61	54	53
Total KBR	120	108	98
General corporate	(36)	(20)	(36)
Total operating income	1,043	766	968
Interest expense	(43)	(53)	(42)
Interest income	52	26	44
Foreign currency, net	(10)	(4)	(10)
Other, net	1	(7)	-
Income from continuing operations before income taxes and minority interest	1,043	728	960
Benefit (provision) for income taxes	(343)	381	(320)
Minority interest in net income of subsidiaries	(33)	(17)	(25)
Income from continuing operations	667	1,092	615
Income (loss) from discontinued operations, net	(9)	10	(4)
Net income	$658	$1,102	$611
Basic income (loss) per share:
Income from continuing operations	$0.67	$1.07	$0.61
Income (loss) from discontinued operations, net	(0.01)	0.01	-
Net income	$0.66	$1.08	$0.61
Diluted income (loss) per share:
Income from continuing operations	$0.65	$1.03	$0.58
Income (loss) from discontinued operations, net	(0.01)	0.01	-
Net income	$0.64	$1.04	$0.58
Basic weighted average common shares outstanding	996	1,018	1,011
Diluted weighted average common shares outstanding	1,030	1,058	1,048

See Footnote Table 1 for a list of significant items included in operating income.

All periods presented reflect the reclassification of KBR’s Production Services operations to discontinued operations, as well as the reorganization of tubing conveyed perforating, slickline, and underbalanced applications operations from Production Optimization into the Drilling and Formation Evaluation segment.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Years Ended December 31
	2006	2005
Revenue:
Production Optimization	$5,360	$3,990
Fluid Systems	3,598	2,838
Drilling and Formation Evaluation	3,221	2,552
Digital and Consulting Solutions	776	720
Total Energy Services Group	12,955	10,100
Energy and Chemicals	2,373	2,008
Government and Infrastructure	7,248	8,132
Total KBR	9,621	10,140
Total revenue	$22,576	$20,240
Operating income (loss):
Production Optimization	$1,530	$1,053
Fluid Systems	795	544
Drilling and Formation Evaluation	818	536
Digital and Consulting Solutions	240	146
Total Energy Services Group	3,383	2,279
Energy and Chemicals	37	124
Government and Infrastructure	202	329
Total KBR	239	453
General corporate	(138)	(115)
Total operating income	3,484	2,617
Interest expense	(175)	(207)
Interest income	162	64
Foreign currency, net	(22)	(13)
Other, net	-	(14)
Income from continuing operations before income taxes and minority interest	3,449	2,447
Provision for income taxes	(1,144)	(64)
Minority interest in net income of subsidiaries	(33)	(56)
Income from continuing operations	2,272	2,327
Income from discontinued operations, net	76	31
Net income	$2,348	$2,358
Basic income per share:
Income from continuing operations	$2.24	$2.31
Income from discontinued operations, net	0.07	0.03
Net income	$2.31	$2.34
Diluted income per share:
Income from continuing operations	$2.16	$2.24
Income from discontinued operations, net	0.07	0.03
Net income	$2.23	$2.27
Basic weighted average common shares outstanding	1,014	1,010
Diluted weighted average common shares outstanding	1,054	1,038

See Footnote Table 1 for a list of significant items included in operating income.

All periods presented reflect the reclassification of KBR’s Production Services operations to discontinued operations, as well as the reorganization of tubing conveyed perforating, slickline, and underbalanced applications operations from Production Optimization into the Drilling and Formation Evaluation segment.

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HALLIBURTON COMPANY
Condensed Consolidating Statements of Operations
(Millions of dollars)
(Unaudited)

Three Months Ended December 31, 2006	Halliburton Consolidated	KBR, Inc.	Consolidating Adjustments	ESG and Corporate
Revenue:
Production Optimization	$1,454	$-	$-	$1,454
Fluid Systems	964	-	-	964
Drilling and Formation Evaluation	877	-	-	877
Digital and Consulting Solutions	214	-	-	214
Total Energy Services Group	3,509	-	-	3,509
Energy and Chemicals	686	687	(1)	-
Government and Infrastructure	1,821	1,822	(1)	-
Total KBR	2,507	2,509	(2)	-
Total revenue	$6,016	$2,509	$(2)	$3,509
Operating income (loss):
Production Optimization	$443	$-	$-	$443
Fluid Systems	209	-	-	209
Drilling and Formation Evaluation	230	-	-	230
Digital and Consulting Solutions	77	-	-	77
Total Energy Services Group	959	-	-	959
Energy and Chemicals	59	59	-	-
Government and Infrastructure	61	62	(1)	-
Total KBR	120	121	(1)	-
General corporate	(36)	-	-	(36)
Total operating income	1,043	121	(1)	923
Interest income (expense), net	9	14	2	(7)
Foreign currency, net	(10)	(2)	(1)	(7)
Other, net	1	-	(1)	2
Income from continuing operations before income taxes and minority interest	1,043	133	(1)	911
Provision for income taxes	(343)	(65)	12	(290)
Minority interest in net income of subsidiaries	(33)	(25)	(4)	(4)
Income from continuing operations	667	43	7	617
Loss from discontinued operations, net	(9)	-	-	(9)
Net income	$658	$43	$7	$608

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HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	December 31, 2006	September 30, 2006 (b)	December 31, 2005 (b) (c)
Assets
Current assets:
Cash and equivalents	$4,379	$3,549	$2,391
Receivables, net	4,674	4,617	4,801
Inventories, net	1,261	1,213	953
Other current assets	869	916	1,241
Total current assets	11,183	10,295	9,386

Property, plant, and equipment, net	3,048	2,884	2,648
Other assets	2,589	2,848	3,014
Total assets (a)	$16,820	$16,027	$15,048

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$1,931	$1,871	$1,967
Current maturities of long-term debt	45	86	361
Other current liabilities	2,751	2,745	2,099
Total current liabilities	4,727	4,702	4,427

Long-term debt	2,786	2,745	2,813
Other liabilities	1,484	1,345	1,291
Total liabilities (a)	8,997	8,792	8,531
Minority interest in consolidated subsidiaries (a)	447	146	145
Shareholders’ equity (a)	7,376	7,089	6,372
Total liabilities and shareholders’ equity	$16,820	$16,027	$15,048

(a)
In the fourth quarter of 2006, the company adopted Statement of Financial Accounting Standards No. 158 (SFAS No. 158), “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).”   The adoption of SFAS No. 158 impacted the balance sheet at December 31, 2006 as follows:  a decrease to total assets of $235 million, an increase to total liabilities of $110 million, a decrease to minority interest of $98 million, and a decrease to shareholders’ equity of $247 million.

(b)	Certain prior period amounts have been reclassified to be consistent with the current presentation.

(c)
All periods presented reflect the reclassification of KBR’s Production Services operations, which were sold during the second quarter of 2006, to discontinued operations. At December 31, 2005, Production Services assets were $207 million, of which $140 million were classified as current, and liabilities were $64 million, of which $54 million were classified as current.

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HALLIBURTON COMPANY
Selected Cash Flow Information
(Millions of dollars)
(Unaudited)

	Three Months Ended December 31		Years Ended December 31
	2006	2005	2006	2005
Capital expenditures:
Energy Services Group	$265	$151	$831	$575
KBR	7	26	57	76
General corporate	-	-	3	-
Total capital expenditures	$272	$177	$891	$651

Depreciation, depletion, and amortization:
Energy Services Group	$124	$115	$480	$448
KBR	15	12	47	56
Total depreciation, depletion, and amortization	$139	$127	$527	$504

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Geographic Region - Energy Services Group Only
(Millions of dollars)
(Unaudited)

	Three Months Ended December 31		Three Months Ended September 30
	2006	2005	2006
Revenue:
North America	$1,666	$1,353	$1,738
Latin America	418	373	390
Europe/Africa/CIS	821	631	708
Middle East/Asia	604	491	556
Total revenue	$3,509	$2,848	$3,392

Operating income:
North America	$525	$387	$558
Latin America	92	67	79
Europe/Africa/CIS	205	119	132
Middle East/Asia	137	105	137
Total operating income	$959	$678	$906

	Years Ended December 31
	2006	2005
Revenue:
North America	$6,458	$4,819
Latin America	1,514	1,344
Europe/Africa/CIS	2,798	2,248
Middle East/Asia	2,185	1,689
Total revenue	$12,955	$10,100

Operating income:
North America	$2,033	$1,376
Latin America	289	192
Europe/Africa/CIS	555	387
Middle East/Asia	506	324
Total operating income	$3,383	$2,279

  See Footnote Table 2 for a list of significant items included in operating income.

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HALLIBURTON COMPANY
Reconciliation of As Reported Segment Results to Adjusted Segment Results
Energy Services Group Only
(Millions of dollars except operating margin percentage)
(Unaudited)

	Production Optimization	Fluid Systems	Drilling and Formation Evaluation	Digital and Consulting Solutions	Total Energy Services Group
Three Months Ended
December 31, 2006

Revenue	$1,454	$964	$877	$214	$3,509
As reported operating income	$443	$209	$230	$77	$959
Gain on sale of lift boats (a)	(48)	-	-	-	(48)
Adjusted operating income	$395	$209	$230	$77	$911

As reported operating margin (b)	30.5%	21.7%	26.2%	36.0%	27.3%
Adjusted operating margin (b)	27.2%	21.7%	26.2%	36.0%	26.0%

(a)
The company is reporting strong operating income from the Energy Services Group, particularly the Production Optimization segment. Management believes it is important to point out to investors that a portion of operating income and operating margins growth is attributable to the gain on the sale of lift boats in the fourth quarter of 2006, because investors have indicated to management their desire to understand the current drivers and future trends of the operating margins. The adjustment removes the effect of the gain on the sale of lift boats.

(b)	As reported operating margin is calculated as: “As reported operating income” divided by “Revenue.” Adjusted operating margin is calculated as: “Adjusted operating income” divided by “Revenue.”

HALLIBURTON COMPANY
Reconciliation of As Reported Results to Adjusted Results
(Millions of dollars except per share data)
(Unaudited)

	Income from Continuing Operations before Income Taxes and Minority Interest	Benefit (Provision) For Income Taxes	Minority Interest in Net Income of Subsidiaries	Income from Continuing Operations	Effective Tax Rate	Income from Continuing Operations per Diluted Share
Three Months Ended
December 31, 2005

As reported results	$728	$381	$(17)	$1,092	(52)%	$1.03
Valuation allowance adjustment (a)	-	(540)	-	(540)	-	(0.51)
Adjusted results	$728	$(159)	$(17)	$552	22%	$0.52

(a)
In the fourth quarter of 2005, the company reported strong income from continuing operations, and management believes it is important to point out to investors that a portion of the income from continuing operations was attributable, based on the strong outlook for 2006 and beyond, to the reversal of a substantial portion of the deferred tax valuation allowance originally established as part of the asbestos and silica settlement. Investors have indicated to management their desire to understand the current drivers and future trends of results.

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FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Items included in Income by Operating Segment
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended December 31, 2006		Three Months Ended December 31, 2005		Three Months Ended September 30, 2006
	Operating Income	After Tax per Share	Operating Income	After Tax per Share	Operating Income	After Tax per Share
Production Optimization:
Gain on sale of lift boats	$48	$0.03	$-	$-	$-	$-
Drilling and Formation
Evaluation:
Patent settlement	-	-	24	0.02	-	-
Government and
Infrastructure:
Railroad impairment charge	-	-	-	-	(32)	(0.03)

	Year Ended December 31, 2006		Year Ended December 31, 2005
	Operating Income	After Tax per Share	Operating Income	After Tax per Share
Production Optimization:
Gain on sale of lift boats	$48	$0.03	$-	$-
Subsea 7, Inc. gain on sale	-	-	110	0.08
Drilling and Formation Evaluation:
Patent settlement	-	-	24	0.02
Government and Infrastructure:
Railroad impairment charge	(58)	(0.06)	-	-
Sale of interest in toll road	-	-	85	0.06

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FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Items included in Income
By Geographic Region - Energy Services Group Only
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended December 31, 2006		Three Months Ended December 31, 2005
	Operating Income	After Tax per Share	Operating Income	After Tax per Share
North America:
Patent settlement	$-	$-	$12	$0.01
Latin America:
Patent settlement	-	-	2	-
Europe/Africa/CIS:
Gain on sale of lift boats	48	0.03	-	-
Patent settlement	-	-	6	0.01
Middle East/Asia:
Patent settlement	-	-	4	-

	Year Ended December 31, 2006		Year Ended December 31, 2005
	Operating Income	After Tax per Share	Operating Income	After Tax per Share
North America:
Patent settlement	$-	$-	$12	$0.01
Subsea 7, Inc. gain on sale	-	-	107	0.08
Latin America:
Patent settlement	-	-	2	-
Europe/Africa/CIS:
Gain on sale of lift boats	48	0.03	-	-
Patent settlement	-	-	6	0.01
Subsea 7, Inc. gain on sale	-	-	3	-
Middle East/Asia:
Patent settlement	-	-	4	-

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: January 26, 2007	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary

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